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                                                                     EXHIBIT 5.5

         [BEGHIN & FEIDER IN ASSOCIATION WITH ALLEN & OVERY LETTERHEAD]

Tyco International Group S.A.
6, avenue Emile Reuter
Second Floor
L- 2420 Luxembourg

Luxembourg, August 1, 2001

Ladies and Gentlemen:

    We have acted as legal advisers in the Grand-Duchy of Luxembourg ("Luxembourg") to Tyco International Group S.A. (the "Company"), a limited liability company (SOCIETE ANONYME) now organized under the laws of Luxembourg but formerly a company named "Velum Limited" organized under the laws of Gibraltar which transferred its registered and principal office to Luxembourg on March 30, 1998. We are giving this opinion in connection with the Company's issuance of $500,000,000 aggregate principal amount of Floating Rate Notes due 2003 (the "2003 Floating Rate Notes"), $600,000,000 aggregate principal amount of 4.95% Notes due 2003 (the "2003 Fixed Rate Notes") and $700,000,000 aggregate principal amount of 5.80% Notes due 2006 (the "2006 Notes" and, together with the 2003 Floating Rate Notes and the 2003 Fixed Rate Notes, the "Notes") pursuant to the indenture dated as of June 9, 1998, as supplemented by supplemental indentures nos. 17, 18 and 19, each dated as of July 30, 2001 (as supplemented, the "Indenture"), among the Company, Tyco International Ltd. ("Tyco") and The Bank of New York, as trustee (the "Trustee"). The Notes were issued in accordance with the terms of an underwriting agreement dated July 24, 2001 (the "Underwriting Agreement") among the Company, Tyco and the underwriters named in Schedule I thereto. In connection with such issuance, Tyco issued its full and unconditional guarantees (the "Guarantees") of the Notes.

    The Company and Tyco filed a registration statement on Form S-3 on August 18, 2000 (as amended, the "Initial Registration Statement") (File Nos. 333-44100 and 333-44100-01) with the Securities and Exchange Commission that included a base prospectus which set forth the general terms of the Notes and Guarantees. The Company and Tyco filed an additional registration statement on Form S-3 on July 24, 2001 (the "Additional Registration Statement" and, together with the Initial Registration Statement, the "Registration Statement"), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"). In connection with the offering of the Notes and Guarantees, the Company and Tyco prepared a prospectus supplement dated July 24, 2001 in accordance with Rule 424(b) under the Securities Act, which provides the specific terms of the offering (the "Prospectus Supplement").

    We have examined copies of the following documents:

        (a) a faxed copy of the Notes;

        (b) a faxed copy of the Underwriting Agreement;

        (c) a faxed copy of the Indenture (the document under (a) through
    (c) are collectively hereinafter referred to as the "Transaction
    Documents");
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        (d) the Registration Statement and the Prospectus Supplement (the
    Transaction Documents and the Registration Statement and Prospectus Supplement are collectively hereinafter referred to as the "Documents");

        (e) a copy of the articles of association of the Company in their version of March 30, 1998, filed with the Luxembourg Company Register on April 22, 1998 and published in the Official Gazette (Memorial) C-No. 474 of June 29, 1998; an amendment to the articles of association of the Company by way of a notarial deed dated July 6, 1998 and published in the Official Gazette (Memorial) C-No. 733 of October 10, 1998; an amendment to the articles of association of the Company by way of a notarial deed dated October 22, 1998, published in the Official Gazette (Memorial) C-No. 44 of January 26, 1999; an amendment to the articles of association of the Company by way of a notarial deed dated December 4, 1998, published in the Official Gazette (Memorial) C-No. 144 of March 5, 1999; and an amendment to the articles of association of the Company by way of a notarial deed dated
    June 14, 1999, and published in the Official Gazette (Memorial) C-No. 692 of March 16, 1999; and

        (f) a faxed copy of the minutes of the board of directors' resolutions of the Company dated July 30, 2001 (the "Resolutions") resolving INTER ALIA the issuance of the Notes, the preparation of the Prospectus Supplement and the execution and delivery and performance of the Transaction Documents.

    For the purposes of this opinion, we have assumed with your consent, and we have not verified independently, the following:

        (i) that all the copies we have examined are authentic, complete and accurate copies of the originals and that the Documents submitted to us as certified, conformed, notarised or photostatic copies are conformed to the authentic original;

        (ii) the genuineness and authority of all the signatures, stamps and seals on all original or copy documents which we have examined;

        (iii) the due and valid authorization, execution and delivery of the Documents by all the parties thereto (other than the Company), as well as the power, authority, capacity and legal right of all the parties thereto (other than the Company) to enter into, execute, deliver and perform their respective obligations thereunder, and compliance with all applicable laws and regulations, other than Luxembourg law;

        (iv) that all authorizations and consents of any country other than Luxembourg which may be required in connection with the execution, delivery and performance of the Documents and any other documents required in respect of the offering of the Notes have been or will be obtained;

        (v) that the Notes will not be offered to the public in Luxembourg;

        (vi) that the Transaction Documents constitute the legal, valid and binding obligations of the parties thereto (other than the Company) under the laws of the jurisdiction of its incorporation or of its principal office or of its principal place of establishment;

        (vii) that the Transaction Documents will effect, and will constitute legal, valid and binding obligations of each of the parties thereto (other than the Company), enforceable in accordance with their terms, under the laws of the State of New York by which they are expressed to be governed;

        (viii) that, in so far as any obligation under, or action to be taken under any of the Transaction Documents is required to be performed or taken in any jurisdiction outside

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    Luxembourg, such action has been or will be taken and the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction; and

        (ix) that there are no provisions of the laws of any jurisdiction outside Luxembourg which would have any negative impact on the opinions we express in this legal opinion.

    Subject to the assumptions made above and the qualifications set forth below, we are of the opinion as at the date hereof that:

        (1) The Company is a limited liability company validly organized and existing under the laws of Luxembourg and has all requisite corporate power and authority to issue the Notes.

        (2) The Notes have been duly authorized, executed and delivered by the Company and all the necessary authorizations and approvals of government authorities in Luxembourg (if any) have been duly obtained for the issuance by the Company of the Notes.

        (3) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency in Luxembourg was necessary or required to be made or obtained by Tyco or the Company in connection with the Company's issuance of the Notes.

        (4) There are no taxes, duties, or other charges payable to or chargeable by the Government of Luxembourg, or any authority or agency thereof, in respect of the Company's issuance of the Notes.

    The above opinions are subject to the following qualifications:

        a) Although this is rarely done in practice, if any or all agreements, the Post-Effective Amendment No. 2 to the Initial Registration Statement, the Post-Effective Amendment No. 1 to the Additional Registration Statement or the Prospectus Supplement were produced in Luxembourg proceedings or in front of a Luxembourg official authority, the court could order the registration thereof, in which case a fixed duty of LUF 500 or an AD VALOREM tax would be payable at the rate of 0.24 per cent., unless production was made in an enforceability claim under the provisions of the European Convention on Jurisdiction and Enforcement of Judgments in Civil and Commercial Matters signed at Brussels on September 27, 1968, as amended.

        b) This opinion is limited to matters of Luxembourg law only and we express no opinion other than with respect to Luxembourg law under the assumptions and reservations made hereunder.

        c) This opinion is as of this date and we undertake no obligation to update it or advise of changes hereafter occurring. We express no opinion as to any matters other than those expressly set forth herein, and no opinion is, or may be, implied or inferred herefrom.

    It should be noted that there are always irreconcilable differences between languages making it impossible to guarantee a totally accurate translation or interpretation. In particular, there are always some legal concepts which exist in one jurisdiction and not in another, and in those cases it is bound to be difficult to provide a completely satisfactory translation or interpretation because the vocabulary is missing from the language.

    This opinion shall be construed in accordance with Luxembourg law and Luxembourg legal concepts are expressed in English terms and not in their original French terms. The concepts concerned

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may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

    This opinion may, therefore, only be relied upon under the express condition that any issues of interpretation arising thereunder will be governed by Luxembourg law and be brought before a Luxembourg court. Nothing in this opinion should be taken as expressing an opinion in respect of any representations or warranties, or other information, contained in the Prospectus included in the Registration Statement, the Prospectus Supplement or any other document examined in connection with the opinion except as expressly confirmed herein.

    We hereby consent to the inclusion of the opinion as an exhibit to the Post-Effective Amendment No. 2 to the Initial Registration Statement and Post-Effective Amendment No. 1 to the Additional Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement and in the Prospectus Supplement.

                                          Yours faithfully,

                                          BEGHIN & FEIDER
                                          in association with
                                          ALLEN & OVERY
                                          /s/ MARC FEIDER
                                          Marc Feider

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